                         SCHEDULE 14A INFORMATION

         Proxy Statement Pursuant to Section 14(a) of the Securities
                          Exchange Act of 1934

Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement          [ ] Confidential, for use of the
[X]  Definitive Proxy Statement               Commission only
[ ]  Definitive Additional Materials
[ ]  Soliciting Material pursuant to Rule 14a-11c  or Rule 14a-12


                    MATTHEWS INTERNATIONAL CORPORATION
              ----------------------------------------------
             (Name of Registrant as Specified In Its Charter)


   ----------------------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):
[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(I)(4) and 0-11.
    1) Title of each class of securities to which transaction applies:
                                                                      ------
    2) Aggregate number of securities to which transaction applies:
                                                                   ---------
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
                                          ----------------------------------
    4) Proposed maximum aggregate value of transaction:
                                                       ---------------------
    5) Total fee paid:
                      ------------------------------------------------------

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
    1) Amount Previously Paid:
                              ----------------------------------------------
    2) Form, Schedule or Registration Statement No.:
                                                    ------------------------
    3) Filing Party:
                    --------------------------------------------------------
    4) Date Filed:
                  ----------------------------------------------------------

MATTHEWS INTERNATIONAL CORPORATION




                                                      2004

                                                      NOTICE

                                                      OF

                                                      ANNUAL

                                                      MEETING

                                                      AND

                                                      PROXY

                                                      STATEMENT

                                         Matthews International Corporation
                                         Corporate Office
                                         Two NorthShore Center
                                         Pittsburgh, Pennsylvania 15212-5851
                                         412.442.8200       Fax 412.442.8290




                                   Notice of
                        ANNUAL MEETING OF SHAREHOLDERS
                          To be held February 19, 2004



To Our Shareholders:

The Annual Meeting of the Shareholders of Matthews International Corporation will be held at 6:00 PM on Thursday, February 19, 2004 at Sheraton Station Square, Pittsburgh, Pennsylvania, for the purpose of considering and acting upon the following:

1. To elect three Directors of the Company for a term of three years and one Director of the Company for a term of two years.

2. To ratify the appointment of PricewaterhouseCoopers LLP as independent auditors to audit the records of the Company for the fiscal year ending September 30, 2004.

3.  To transact such other business as may properly come before the meeting.

Shareholders of record as of December 31, 2003 will be entitled to vote at the Annual Meeting or any adjournments thereof.

Please indicate on the enclosed proxy card whether you will or will not be able to attend this meeting. Return the card in the enclosed envelope as soon as possible. If you receive more than one proxy card (for example, because you own common stock in more than one account), please be sure to complete and return all of them.

We hope you can be with us for this important occasion.


                                                      Sincerely,


                                                      Steven F. Nicola


                                                      Steven F. Nicola
                                                      Corporate Secretary

January 15, 2004

                    Matthews International Corporation
                           Two NorthShore Center
                        Pittsburgh, PA 15212 - 5851
                              412 / 442-8200


                              PROXY STATEMENT

The accompanying proxy is solicited by the Board of Directors of the Company whose principal executive offices are located at Two NorthShore Center, Pittsburgh, Pennsylvania 15212. This Proxy Statement and the accompanying proxy were first released to shareholders on or about January 15, 2004.

Execution of the proxy will not affect a shareholder's right to attend the meeting and vote in person. Any shareholder giving a proxy has the right to revoke it at any time before it is voted by giving notice to the Corporate Secretary or by attending the meeting and voting in person.

Matters to be considered at the Annual Meeting are those set forth in the accompanying notice. Shares represented by proxy will be voted in accordance with instructions. In the absence of instructions to the contrary, the proxy solicited will be voted for the proposals set forth.

Management does not intend to bring before the meeting any business other than that set forth in the Notice of Annual Meeting of Shareholders. If any other business should properly come before the meeting, it is the intention of management that the persons named in the proxy will vote in accordance with their best judgment.



                    OUTSTANDING STOCK AND VOTING RIGHTS

The Company has one class of stock outstanding: Class A Common Stock, par value $1.00 per share, referred to as the "Common Stock."

Each outstanding share of Common Stock of the Company entitles the holder to one vote upon any business properly presented at the shareholders' meeting. Cumulative voting is not applicable to the election of Directors.

The Board of Directors of the Company has established December 31, 2003 as the record date for shareholders entitled to vote at the Annual Meeting. The transfer books of the Company will not be closed. A total of 32,113,969 shares of Common Stock are outstanding and entitled to vote at the meeting.

Abstentions and broker non-votes have no effect on any proposal to be voted upon. Broker non-votes as to any matter are shares held by brokers and other nominees which are voted at the meeting on matters as to which the nominee has discretionary authority, but which are not voted on the matter in question because the nominee does not have discretionary voting authority as to such matter.

              GENERAL INFORMATION REGARDING CORPORATE GOVERNANCE


Board of Directors

The Board of Directors is the ultimate governing body of the Company. As such, it functions within a framework of duties and requirements established by statute, government regulations and court decisions. Generally, the Board of Directors reviews and confirms the basic objectives and broad policies of the Company, approves various important transactions, appoints the officers of the Company and monitors Company performance in key results areas.


Board Composition

The Restated Articles of Incorporation of the Company provide that the Board of Directors has the power to set the number of Directors constituting the full Board, provided that such number shall not be less than five nor more than fifteen. Until further action, the Board of Directors has fixed the number of Directors constituting the full Board at seven, divided into three classes. The terms of office of the three classes of Directors end in successive years. The Board of Directors has determined that all of its Directors are independent, other than Company employees David M. Kelly and David J. DeCarlo.

During fiscal year 2003, there were five regularly scheduled meetings and one special meeting of the Board of Directors.


Board Committees

There are three standing committees appointed by the Board of Directors -- the Executive, Audit and Compensation Committees.

Management has the same responsibility to each Committee as it does to the Board of Directors with respect to providing adequate staff services and information. Furthermore, each Committee has the same power as the Board of Directors to employ the services of outside consultants and to have discussions and interviews with personnel of the Company and others.

The principal functions of the three standing committees are summarized as follows:


Executive Committee

The Executive Committee is appointed by the Board of Directors to have and exercise during periods between Board meetings all of the powers of the Board of Directors, except that the Executive Committee may not elect Directors, change the membership of or fill vacancies in the Executive Committee, change the By-laws of the Company or exercise any authority specifically reserved by the Board of Directors. Among the functions customarily performed by the Executive Committee during periods between Board meetings are the approval, within limitations previously established by the Board of Directors, of the principal terms involved in sales of securities of the Company, and such reviews as may be necessary of significant developments in major events and litigation involving the Company. In addition, the Executive Committee is called upon periodically to provide advice and counsel in the formulation of corporate policy changes and, where it deems advisable, make recommendations to the Board of Directors.

The Executive Committee holds meetings at such times as are required. During fiscal year 2003, the Executive Committee met two times. The members of the Executive Committee are David M. Kelly (Chairman), David J. DeCarlo and John
D. Turner.


Audit Committee

The principal function of the Audit Committee is to provide oversight of (1) the integrity of the Company's financial statements, reports on internal controls and other financial information provided by the Company, (2) the Company's compliance with legal and regulatory requirements, (3) the qualifications and independence of the Company's independent auditors and (4) the performance of the Company's internal audit function (including disclosure controls and procedures for internal controls over financial reporting) and independent auditors. The Committee will serve as a vehicle to provide an open avenue of communication between the Company's Board of Directors and financial management, the internal audit department, and independent auditors. The Audit Committee is responsible for appointing the Company's independent auditors.

The Committee members are John P. O'Leary, Jr. (Chairman), William J. Stallkamp and Robert J. Kavanaugh, all of whom the Board of Directors has determined in its business judgment are "independent" from the Company and its management as defined by the relevant provisions of the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act"). All members of the Audit Committee are considered to meet the requirements of an Audit Committee financial expert as defined by Securities and Exchange Commission ("SEC") regulations under the Sarbanes-Oxley Act, and Mr. Kavanaugh has been designated as the Audit Committee financial expert. During fiscal year 2003, the Audit Committee met four times.


Compensation Committee

The principal functions of the Compensation Committee, the members of which are William J. Stallkamp (Chairman), Robert J. Kavanaugh and John D. Turner, are to review periodically the suitability of the remuneration arrangements (including benefits), other than stock remuneration, for the principal executives of the Company, and to prepare an annual report on executive compensation for inclusion in the Company's proxy statement. A subcommittee of the Compensation Committee, the Stock Compensation Committee, the members of which are Messrs. Stallkamp (Chairman), Kavanaugh and Turner, consider and grant stock remuneration and administer the Company's 1992 Stock Incentive Plan. The Compensation Committee met three times during fiscal year 2003.


Meeting Attendance

Under the applicable rules of the SEC, the Company's Proxy Statement is required to name those Directors who during the preceding year attended fewer than 75% of the total number of meetings held by the Board and by the Committees of which they are members. During fiscal year 2003, all Directors attended more than 75% of such meetings for which they were eligible.

The Company does not have a formal policy with regard to Board members attending the Annual Meeting of Shareholders, but it is customary for the Board members to do so, and in general all or most of the Board members have attended annual meetings in the recent past. All Board members attended the 2003 Annual Meeting of Shareholders.

Compensation of Directors

Pursuant to the Director Fee Plan, Directors who are not also officers of the Company each receive as an annual retainer fee shares of the Company's Class A Common Stock equivalent to approximately $18,000. In addition, each such Director is paid $1,250 for every meeting of the Board of Directors attended and (other than a Chairman) $750 for every committee meeting attended. The Chairman of a Committee of the Board of Directors is paid $1,000 for every committee meeting attended. Directors may also elect to receive the common stock equivalent of meeting fees. Each Director may elect to be paid these shares on a current basis or have such shares credited to a deferred stock account as phantom stock. No other remuneration is otherwise paid by the Company to any Director for services as a Director.


Access to Directors

The shareholders of the Company may communicate in writing to the Board of Directors by sending such communication to the Board or a particular Director in care of Steven F. Nicola, Corporate Secretary, at the Company. At present, such communications will be directly forwarded to the Board or such particular Director, as applicable.


                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

Nominations for election to the Board of Directors may be made by the Board of Directors or by the shareholders. Glenn R. Mahone has been nominated by the Board to serve for a two-year term that will end in 2006. David J. DeCarlo, Robert J. Kavanaugh and John P. O'Leary, Jr., whose terms of office are expiring, have been nominated by the Board to serve for a three-year term that
will end in 2007.    Nominations made by the shareholders must be made in
writing in accordance with Section 6.1 of the Restated Articles of Incorporation. No such nominations have been received.

The Company does not have a nominating committee. The Company believes that obtaining input from all Directors in connection with Board nominations enhances the nomination process. The Company does not currently have a charter or written policy with regard to the nomination process (other than for shareholder nominations). The Company intends to review and if necessary modify its nomination process to comply with applicable law and SEC and NASDAQ National Market System ("NASDAQ") regulations. The nominations of the Directors standing for election or re-election at the 2004 Annual Meeting were unanimously approved by the Board of Directors, including unanimous approval by the independent Directors of the Board. These independent Directors meet the requirements of independence set forth in the listing standards for NASDAQ.

In connection with the nomination of new Director Glenn R. Mahone, the Company hired a third party search firm to identify candidates. Several recommended candidates were interviewed by the search firm and Mr. Mahone was selected to be interviewed by the Board of Directors. Mr. Mahone was approved by the Board, including a unanimous approval by the independent Directors of the Board. The Company at present does not have any formal rules or policies regarding minimum qualifications for candidates, but expects that its candidates be of the highest ethical character, share the values of the Company, have reputations, both personal and professional, consistent with the image and reputation of the Company, be highly accomplished in their respective field, with superior credentials and recognition, and provide the relevant expertise and experience necessary to assist the Board and the Company to increase shareholder value.

The Board of Directors has no reason to believe that any of the nominees will become unavailable for election. If any nominee should become unavailable prior to the meeting, the accompanying proxy will be voted for the election in the nominee's place of such other person as the Board of Directors may recommend.

The Board of Directors recommends that you vote FOR the election of Directors.

The following information is furnished with respect to the persons nominated by the Board of Directors for election as Directors and with respect to the continuing Directors.


Nominees

David J. DeCarlo, age 58, is President, Bronze Division and has been a Director of the Company since 1987. He was elected President, Bronze Division in November 1993. Mr. DeCarlo received a Bachelor of Science Degree in Industrial Management from West Virginia University in 1967, a Master of Arts Degree in Economics and Statistics from the University of Pennsylvania in 1970, and an M.B.A. in Finance from the University of Pennsylvania Wharton School of Finance in 1971 where he also completed all the required courses for a Ph.D. in Applied Economics and Finance. Prior to joining Matthews, Mr. DeCarlo held various management positions with Reynolds Aluminum Company, Westinghouse Electric Corporation, and Joy Manufacturing Company where his last position was Vice President of Field Operations.

Robert J. Kavanaugh, age 66, has been a Director of the Company since 1998. Mr. Kavanaugh is a retired partner of the Pittsburgh office of Arthur Andersen LLP, an accounting firm. Mr. Kavanaugh has more than 38 years of experience assisting clients in numerous industries and has extensive experience in public reporting, SEC related matters, and mergers and acquisitions.
Mr. Kavanaugh served as the advisory partner to a number of major clients, both public and private. Mr. Kavanaugh retired from Arthur Andersen LLP in August 1996.

Glenn R. Mahone, age 58, was elected to the Board of Directors of the Company in April 2003 to fill a vacant position. Since 1991 Mr. Mahone has been a partner in the Business and Finance Department and a member of the Executive Committee of Reed Smith LLP, a national law firm that provides legal services to the Company. Prior thereto, he spent ten years in the radio broadcast industry as a chief executive, entrepreneur and owner, and served on the board of directors of the two major trade associations which provide leadership to the radio broadcast industry. Mr. Mahone holds Master of Laws, Juris Doctor and Bachelor of Science degrees from Yale University, Duquesne University and the Pennsylvania State University, respectively. He is currently the Chairman of the Board of the Allegheny County Airport Authority and the Manchester Bidwell Corporation, and is a member of the Board of Trustees of Westminster College.

John P. O'Leary, Jr., age 57, has been a Director of the Company since 1992. Mr. O'Leary was appointed Senior Vice President, SCA North America, a packaging supplier, in May 2002. Prior thereto, he was President and Chief Executive Officer of Tuscarora Incorporated ("Tuscarora"), a wholly-owned subsidiary of SCA Packaging International B.V. and a division of SCA North America. Tuscarora is a leading producer and manufacturer of custom design protective packaging. Preceding SCA's acquisition of Tuscarora, Mr. O'Leary served as Chairman of Tuscarora's Board of Directors. Mr. O'Leary holds a Masters in Business Administration from the University of Pennsylvania Wharton School of Business and received a Bachelor's Degree in Economics from Gettysburg College. He currently serves on the Board of Directors of the Beaver County Educational Trust and is a Trustee of Gettysburg College.


Continuing Directors

David M. Kelly, age 61, was elected Chairman of the Board on March 15, 1996. He joined the Company on April 3, 1995 as President and Chief Operating Officer and was appointed Chief Executive Officer on October 1, 1995. Prior to his employment with the Company, Mr. Kelly was employed by Carrier Corporation for 23 years. During that time, his positions included Marketing Vice President for Asia Pacific; President of Japanese Operations; Vice President, Manufacturing; President of North American Operations; and Senior Vice President for Carrier's residential and light commercial businesses. Mr. Kelly received a Bachelor of Science in Physics from Boston College in 1964, a Master of Science Degree in Molecular Biophysics from Yale University in 1966, and a Master of Business Administration from Harvard Business School in 1968. He is Chairman of the Executive Committee and the Jas. H. Matthews & Co. Educational and Charitable Trust, a member of the Company's Pension Board, and serves on the boards of various subsidiaries of Matthews International Corporation. Mr. Kelly is a member of the Board of Directors of DQE, Inc., Mestek, Inc., Elliott Company, and the United Way of Allegheny County.

William J. Stallkamp, age 64, has been a Director of the Company since 1981. Mr. Stallkamp was a Vice Chairman of Mellon Financial Corporation, a financial services company, in Pittsburgh, PA and Chairman and Chief Executive Officer of Mellon PSFS in Philadelphia, PA until his retirement on January 1, 2000. Until January 2002, he was a fund advisor and Chairman of the Operations Group at Safeguard Scientifics, Inc., a technology company. Currently, he is Managing Partner of Penn Hudson Financial Group, a private investment bank in Philadelphia. He received a Bachelor of Science Degree in Business Administration from Miami University of Oxford, Ohio. He serves as a Director of W.J. Cowee, Inc., United Concordia Companies, Inc., Highmark Blue Cross/Blue Shield, The Smithers-Oasis Company and Medmark, Inc. He also serves as the Chairman of the Board of Directors of Akcelerant Holdings, Inc. He is a member of the Board of Directors for YMCA of Philadelphia and Vicinity, the Southeastern Pennsylvania Chapter of the American Red Cross and the Franklin Institute and Gwynedd - Mercy College.

John D. Turner, age 57, has been a Director of the Company since April 1999. Mr. Turner retired as Chairman and Chief Executive Officer of Copperweld Corporation, a manufacturer of tubular and bimetallic wire products, on March 31, 2003, where he had served as Chief Executive Officer since 1988. He joined Copperweld in 1984 as Group Vice President - Marketing & Sales and later held the positions of Group Vice President - Specialty Bar & Tubing and Executive Vice President. Mr. Turner received a Bachelor's Degree in Biology from Colgate University. He currently serves on the Board of Directors of DQE, Inc., the Coalition of Christian Outreach, the Greater Pittsburgh Council, Boy Scouts of America and the American Red Cross, Chautauqua County Chapter. Mr. Turner is also a member of the Advisory Board of the Fellowship of Christian Athletes and serves on the Board of Trustees of Geneva College.

The term for each nominee and Director is listed below:

                                                 Term to expire at Annual
Nominees:                                         Meeting of Shareholders in:
--------                                          --------------------------
Glenn R. Mahone                                            2006

David J. DeCarlo                                           2007
Robert J. Kavanaugh                                        2007
John P. O'Leary, Jr.                                       2007

Continuing Directors:
--------------------
David M. Kelly                                             2005
John D. Turner                                             2005

William J. Stallkamp                                       2006


PROPOSAL 2

SELECTION OF AUDITORS

The Audit Committee of the Company's Board of Directors has appointed PricewaterhouseCoopers LLP as independent auditors to audit the records of the Company for the year ending September 30, 2004.

The Board of Directors has determined that it would be desirable to request an expression of opinion from the shareholders on the appointment. Ratification of the appointment of PricewaterhouseCoopers LLP requires the affirmative vote of a majority of all the votes cast by shareholders of Common Stock entitled to vote at the meeting. If the shareholders do not ratify the selection of PricewaterhouseCoopers LLP, the selection of alternative independent auditors will be considered by the Audit Committee.

It is not expected that any representative of PricewaterhouseCoopers LLP will be present at the Annual Meeting of Shareholders.

The Board of Directors recommends that you vote FOR Proposal 2.


                                STOCK OWNERSHIP

The Company's Restated Articles of Incorporation divide its voting stock into three classes: Preferred Stock, and Class A and Class B Common Stock. At the present time, none of the Preferred Stock or Class B Common Stock is issued or outstanding. The following information is furnished with respect to persons who the Company believes, based on its records, beneficially own more than five percent of the outstanding shares of Class A Common Stock of the Company, and with respect to Directors, officers and executive management. Those individuals with more than five percent of such shares could be deemed to be "control persons" of the Company.

This information is as of November 30, 2003.
                                                     Number of
                                                  Class A Shares
    Name of                                        Beneficially       Percent
Beneficial Owner (1)                                 Owned (2)        of Class
----------------                                  --------------      --------
Directors, Officers and Executive Management:
--------------------------------------------
D.M. Kelly                                            395,641 (3)        1.2%
J.C. Bartolacci                                        43,470 (3)        0.1
E.J. Boyle                                            118,334 (3)        0.4
D.J. DeCarlo                                           84,817 (3)        0.3
R.J. Kavanaugh                                          2,000             *
G.R. Mahone                                               -               *
J.H. Maurer                                             3,337             *
J.P. O'Leary, Jr.                                      23,824            0.1
W.J. Stallkamp                                          8,500             *
J.D. Turner                                             4,000             *
All Directors, officers and executive
 management as a group (14 persons)                   879,886 (3)        2.7


Others:
------
Ariel Capital Management, Inc.
 200 East Randolph Drive, Suite 2900
 Chicago, IL 60601                                  3,889,197           12.1
Neuberger Berman, LLC
 605 Third Avenue
 New York, NY 10158                                 2,935,670            9.2
Select Equity Group, Inc.
 380 Lafayette Street, 6th Floor
 New York, NY 10003                                 2,927,123            9.1
T. Rowe Price Associates, Inc.
 100 East Pratt Street
 Baltimore, MD 21202                                2,750,700            8.6

*   Less than 0.1%

(1) Unless otherwise noted, the mailing address of each beneficial owner is the same as that of the Registrant.
(2) The nature of the beneficial ownership for all shares is sole voting and investment power, except as follows:
	Ariel Capital Management, Inc. has no beneficial (economic) interest in any of the 3,889,197 shares. Ariel Capital Management, Inc. holds the voting power and/or investment discretion solely in a fiduciary capacity as investment adviser for its clients. No client individually owns 5% or more of Matthews International Corporation common stock. Ariel Capital Management, Inc., in its capacity as investment adviser, has sole voting power for 3,174,047 shares and sole investment discretion for 3,889,197 shares.
Neuberger Berman, LLC ("NB"), is a registered investment advisor. In its capacity as investment advisor, NB may have discretionary authority to dispose of or to vote shares that are under its management. As a result, NB may be deemed to have beneficial ownership of such shares. NB does not, however, have any economic interest in the shares. The clients are the actual owners of the shares and have the sole right to receive and the power to direct the receipt of dividends from or proceeds from the sale of such shares.
As of November 30, 2003, of the shares set forth above, NB had shared dispositive power with respect to 2,935,670 shares, sole voting power with respect to 51,700 shares and shared voting power on 2,060,700.
With regard to the shared voting power, Neuberger Berman Management, Inc. and Neuberger Berman Funds are deemed to be beneficial owners for purposes of Rule 13(d) since they have shared power to make decisions whether to retain or dispose of the securities. NB is the sub-advisor to the above referenced Funds. It should be further noted that the above mentioned shares are also included with the shared power to dispose calculation.
Select Equity Group, Inc. has sole voting and dispositive power relating to 2,487,207 shares, and shares voting and dispositive power relating to 439,916 shares with another investment advisor under common control. Select Equity Group, Inc. may be deemed to be the beneficial owner of all 2,927,123 shares. All of these shares are held solely for the benefit of investment advisory clients, and Select Equity Group, Inc. disclaims beneficial ownership of the shares.
Shares held by T. Rowe Price Associates, Inc. ("Price Associates") are owned by various individual and institutional investors for which Price Associates serves as investment advisor with power to direct investments and/or power to vote the shares. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price
Associates is deemed to be a beneficial owner of such shares;
however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such shares. Price Associates has sole dispositive power for 2,750,700 shares and sole voting power for 805,600 shares.

(3) Includes options exercisable within 60 days of November 30, 2003 as follows: Mr. Kelly, 241,467 shares; Mr. Bartolacci, 20,667 shares;
Mr. Boyle, 45,334 shares; Mr. DeCarlo, 24,667 shares; and all Directors and officers as a group, 433,135 shares.


         COMPENSATION OF EXECUTIVE MANAGEMENT AND RETIREMENT BENEFITS

The following table sets forth the individual compensation information for the fiscal years ended September 30, 2003, 2002 and 2001 for the Company's Chief Executive Officer and the four most highly compensated executives.

                                SUMMARY COMPENSATION TABLE

                                          Annual                Long-Term
                                       Compensation           Compensation
                                     -----------------   -----------------------
                                                           Awards       Payouts
                                                           ------       -------       All
                                                         Securities                  Other
Name of Individual                                       Underlying       LTIP      Compen-
and Principal Position      Year      Salary     Bonus     Options      Payouts      sation
----------------------      ----     -------    -------  ----------    ---------    -------
                                                  (1)     (Shares)        (2)         (3)
David M. Kelly              2003    $433,253   $437,289    120,000     $455,682     $   236
Chairman of the Board and   2002     412,002    422,642    140,000      437,878         204
Chief Executive Officer     2001     376,506    385,365    112,000      262,878       1,195

David J. DeCarlo            2003     260,865    193,906    100,000      137,987       2,083
Director and President,     2002     250,245    177,282     38,000      217,841       1,892
Bronze Division             2001     238,380    174,685     28,000      372,415       1,564

Edward J. Boyle             2003     214,767    131,368     80,000      140,664       1,621
Chief Financial Officer,    2002     200,250    124,200     35,000      124,909       1,472
Secretary and Treasurer     2001     174,300    109,876     26,000      114,639         990

Jonathan H. Maurer (4)      2003     200,850    124,513     20,000         -          1,200
President, York Casket      2002      93,750     35,663     20,000         -          2,400
Division

Joseph C. Bartolacci        2003     175,745     94,691     40,000       98,388      37,255
Executive Vice President    2002     166,050     85,000     18,000       88,741      39,330


(1)  Includes the current portion of management incentive plan and supplemental management incentive payments.  The Company has adopted a management incentive plan for officers and key management personnel.  Participants in such plan are not eligible for the Company's profit distribution plan.  The incentive plan is based on improvement in divisional and
     Company economic value added and the attainment of established personal goals.  A portion of amounts earned are deferred by the Company and are payable with interest at a market rate over a two-year period contingent upon economic value added performance and continued
     employment during such period.  See Long-Term Incentive Plans - Awards in Last Fiscal Year
     table.
(2)  Represents payments of deferred amounts under the management incentive plan.
(3)  Includes premiums for term life insurance and educational assistance for dependent children.
     Each officer of the Company is provided term life insurance coverage in an amount equivalent to approximately three times their respective salary.  Educational assistance for dependent children is provided to any officer or employee of the Company whose child meets the scholastic eligibility criteria and is attending an eligible college or university.  Amounts reported in this column include only life insurance benefit costs, except for Mr. Maurer and
Mr. Bartolacci.  In fiscal years 2003 and 2002, Mr. Maurer received $1,200 and $2,400, respectively, under the educational assistance program.  The amounts reported in this column in fiscal years 2003 and 2002 for Mr. Bartolacci include supplemental compensation of
$36,742 and $38,886, respectively, to cover expenses while on an international assignment.
(4)  Mr. Maurer joined the Company as an officer on April 8, 2002.

The Summary Compensation Table does not include expenses of the Company for incidental benefits of a limited nature to executives, including the use of Company vehicles, club memberships, dues, or tax planning services. The Company believes such incidental benefits are in the conduct of the Company's business; but, to the extent such benefits and use would be considered personal benefits, the value thereof is not reasonably ascertainable and does not exceed, with respect to any individual named in the Summary Compensation Table, the lesser of $50,000 or 10% of the annual compensation reported in such table.

             Long-Term Incentive Plans - Awards in Last Fiscal Year

                                           Performance          Estimated Future
                                            or Other             Payouts Under
                         Number              Period             Non-Stock Price-
                        of Shares             Until               Based Plans
                        or Other            Maturation          ----------------
Name                     Rights             or Payout               Maximum
-------------          ----------          -----------          ----------------
D.M. Kelly                  -                2 Years                $485,612
D.J. DeCarlo                -                2 Years                 388,376
E.J. Boyle                  -                2 Years                 144,920
J.H. Maurer                 -                2 Years                 252,045
J.C. Bartolacci             -                2 Years                  98,711

The Company has a management incentive plan based on improvement in divisional and
Company economic value added and the attainment of established personal goals.  A portion of amounts earned are deferred by the Company and are payable with interest at a market rate over a two-year period contingent upon economic value added performance and continued employment during such period.  Payment of these amounts may be subject to further deferral by the Company under the deferred compensation provisions of the management incentive plan.

                    Option/SAR Grants in Last Fiscal Year

                                                                      Potential Realized
                                                                       Value at Assumed
                                                                       Annual Rates of
                                                                         Stock Price
                                                                       Appreciation for
                       Individual Grants (1)                             Option Term
-----------------------------------------------------------------   ----------------------
                                Percent
                               of Total
                  Number of     Options
                 Securities   Granted to   Exercise
                 Underlying    Employees    or Base
                   Options     in Fiscal     Price     Expiration
Name               Granted       Year      per Share      Date          5%          10%
--------------   ----------   ----------   ---------   ----------   ----------   --------
D.M. Kelly         120,000       19.8%      $21.81      12/19/12     $1,645,943  $4,171,143
D.J. DeCarlo       100,000       16.5        21.81      12/19/12      1,371,619   3,475,952
E.J. Boyle          80,000       13.2        21.81      12/19/12      1,097,295   2,780,762
J.H. Maurer         20,000        3.3        21.81      12/19/12        274,324     695,190
J.C. Bartolacci     40,000        6.6        21.81      12/19/12        548,648   1,390,381

(1)	All options were granted at market value as of the date of grant.  Options are exercisable in various share amounts based on the attainment of certain market value levels of Class A Common Stock, but, in the absence of such events, are exercisable in full for a one-week period beginning five years from the date of grant.  In addition, except for the options granted to Mr. Boyle, options vest in one-third increments after three, four and five years, respectively, from the grant date (but, in any event, not until the attainment of the certain market value levels described above).  The options are not exercisable within six months from the date of grant and expire on the earlier of ten years from the date of grant, upon employment termination, or within specified time limits following voluntary employment termination (with consent of the Company), retirement or death.


                Aggregated Option Exercises in Last Fiscal Year
                       and Fiscal Year End Option Values

                                            Number of              Value of Unexercised
                 Shares                Securities Underlying       In-the-Money Options
                Acquired                Unexercised Options         at Fiscal Year End
                   On      Value    --------------------------  --------------------------
Name            Exercise  Realized  Exercisable  Unexercisable  Exercisable  Unexercisable
--------------- --------  --------  -----------  -------------  -----------  -------------
D.M. Kelly      459,200  $6,810,646   265,666       555,334     $3,397,005    $4,565,489
D.J. DeCarlo    398,667   5,188,255      -          265,333          -         2,149,742
E.J. Boyle      128,000   1,283,230    26,667       166,333        125,601     1,304,415
J.H. Maurer        -          -          -           40,000          -            94,200
J.C. Bartolacci  60,233     708,965     3,334        86,666         45,597       594,893


Report of the Compensation Committee

The Company's executive compensation policies are administered by the Compensation Committee of the Board of Directors. The Committee consists of three independent, non-employee Directors: Messrs. Stallkamp (Chairman), Kavanaugh and Turner. Executive compensation for the Company's Chief Executive Officer and the four other most highly compensated executives is presented in the Summary Compensation Table.

Objectives and Policies
-----------------------
The Compensation Committee seeks to:
..	Ensure that there is a strong linkage between executive compensation and the creation of shareowner value;
..	Align the interests of the Company's executives with those of its shareholders through potential stock ownership;
..	Ensure that compensation and incentives are at levels that enable the
Company to attract and retain high-quality executives.

Compensation Philosophy
-----------------------
The Company maintains a compensation philosophy that targets fixed compensation (i.e., base salaries) below the median of comparable companies, with greater emphasis placed on variable components of pay. We define the competitive market for executive pay to include companies of similar size and scope to Matthews.

Components of Compensation
--------------------------
The Company's executive compensation program presently is comprised of three elements: base salary, annual incentives (bonuses) and stock options. An independent executive compensation consulting firm is periodically engaged to provide comparative market compensation data.

Base Salary
-----------
The objective of the base salary policy is to target compensation at a level slightly below the median level in comparison to the market and to reflect individual performance when determining actual pay. An outside consulting firm specializing in such services is retained periodically to compare executives' salaries with other executives at corporations whose annual revenues are similar in size to Matthews. Accordingly, base salaries of executives for calendar 2003 were increased over calendar 2002 to reflect competitive market pay practices.

Annual Incentive Compensation (Bonuses)
---------------------------------------
Annual incentive payments paid to executives in 2003 were based upon the improvement in economic value added over the prior two years' base. Economic value added is defined for this purpose as operating profit less the associated capital cost of operating assets. The incentive pools are determined based upon a percentage of absolute economic value added plus a percentage of the incremental economic value added over a two-year base. The incentive pools are distributed to individuals based upon each participant's target incentive and performance relative to achievement of personal goals. Earned incentive awards that exceed target levels are deferred and paid in the subsequent two fiscal years. Payment of deferred amounts may be subject to further deferral by the Company under the deferred compensation provisions of the management incentive plan. In 2003, certain executives received a payout of fifty percent of incentive award amounts earned and deferred from fiscal years 2002 and 2001. The remaining fifty percent earned in fiscal 2002 is payable in 2004 contingent upon economic value added performance and continued employment (except in the event of death or retirement) during fiscal 2004. In fiscal 2003, certain executives earned incentive awards in excess of target levels. Amounts in excess of target have been deferred and are payable contingent upon economic value added performance and continued employment (except in the event of death or retirement) during fiscal years 2004 and 2005.

Stock Options
-------------
Stock options, which are an integral part of incentive compensation for the executives of the Company, serve to encourage share ownership by Company executives and thus align the interests of executive management and shareholders. The Stock Compensation Committee (Messrs. Stallkamp, Kavanaugh and Turner) approves periodic grants of stock options to executives and other key employees of the Company to foster a commitment to increasing long-term shareholder value. An outside consulting firm specializing in such services was retained in fiscal 2003 to provide guidance on executives' stock options compared with other executives at corporations whose annual revenues are similar in size to Matthews. During fiscal 2003, certain executives and other personnel were granted non-statutory stock options to purchase a combined total of 607,525 shares of the Company's stock at fair market value at the time of the grants.

Report on 2003 CEO Compensation
-------------------------------
The Chief Executive Officer's compensation is established based on the philosophy and policies enunciated above for all executive management. This includes cash compensation (base salary and annual cash incentive payouts) and long-term incentives (stock option awards). In calendar 2003, Mr. Kelly's base salary was increased 3.6 percent. Mr. Kelly's annual incentive paid in 2003 was based upon the annual incentive plan described above. Mr. Kelly was granted 120,000 non-statutory stock options in fiscal 2003 under the 1992 Stock Incentive Plan to further align his long-term interests with those of the Company's shareholders.

Tax Policy
----------
Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") disallows federal income tax deductions for compensation paid to the Chief Executive Officer and any of the other four highest compensated executives in excess of $1 million in any taxable year, subject to certain exceptions. One exception involves compensation paid pursuant to shareholder-approved compensation plans that are performance-based. Certain of the provisions in the Company's 1992 Stock Incentive Plan, as amended, are intended to cause grants of stock options under such plan to be eligible for this performance-based exception (so that compensation upon exercise of such options should be deductible under the Code). Payments of cash compensation to executives (and certain other benefits which could be awarded under the plan, such as restricted stock) are not at present eligible for this performance-based exception. The Committee has taken and intends to continue to take whatever actions are necessary to minimize, if not eliminate, the Company's non-deductible compensation expense, while maintaining, to the extent possible, the flexibility which the Committee believes to be an important element of the Company's executive compensation program. Compensation paid to the Chief Executive Officer and any of the other four highest compensated executives has not exceeded $1 million in any taxable year.

	Compensation Committee:

	W.J. Stallkamp, Chairman
	R.J. Kavanaugh
	J.D. Turner
December 15, 2003


                 COMPARISON OF FIVE-YEAR CUMULATIVE RETURN *
                  AMONG MATTHEWS INTERNATIONAL CORPORATION,
                 S&P 500 INDEX AND S&P SMALLCAP 600 INDEX **



                                        S&P 500                S&P SmallCap
Year           Matthews                  Index                  600 Index
----           --------                 -------                ------------
1998              100                     100                       100
1999              121                     128                       118
2000              119                     145                       147
2001              180                     106                       133
2002              191                      85                       132
2003              217                     105                       168


*  Total return assumes dividend reinvestment
** Fiscal year ended September 30


Note:
Performance graph assumes $100 invested on October 1, 1998 in Matthews International Corporation Common Stock, Standard & Poor's (S&P) 500 Index and S&P SmallCap 600 Index. The results are not necessarily indicative of future performance.

Retirement Plans

The Company's domestic retirement plan is noncontributory and provides benefits based upon length of service and final average earnings. Generally, employees age 21 with one year of continuous service are eligible to participate in the retirement plan. The benefit formula is 3/4 of 1% of the first $550 of final average monthly earnings plus 1-1/4% of the excess times years of credited service (maximum 35 years). The plan is an insured, defined benefit plan and covered compensation is limited generally to base salary or wages. Benefits are not subject to any deduction or offset for Social Security.

In addition to benefits provided by the Company's retirement plan, the Company has a Supplemental Retirement Plan, which provides for supplemental pension benefits to executive officers of the Company designated by the Board of Directors. Upon normal retirement under this plan, such individuals who meet stipulated age and service requirements are entitled to receive monthly supplemental retirement payments which, when added to their pension under the Company's retirement plan and their maximum anticipated Social Security primary insurance amount, equal, in total, 1.85% of final average monthly earnings (including incentive compensation) times the individual's years of continuous service (subject to a maximum of 35 years). Upon early retirement under this plan, reduced benefits will be provided, depending upon age and years of service. Benefits under this plan do not vest until age 55 and the attainment of 15 years of continuous service. However, in order to recruit Mr. Kelly, the Company waived such minimum service requirement with respect to Mr. Kelly. No benefits will be payable under such supplemental plan following the voluntary employment termination or death of any such individual. The Supplemental Retirement Plan is unfunded; however, a provision has been made on the Company's books for the actuarially computed obligation.

The following table shows the total estimated annual retirement benefits payable at normal retirement under the above plans for the individuals named in the Summary Compensation Table at the specified executive remuneration and years of continuous service:

                                     Years of Continuous Service
     Covered            ----------------------------------------------------
   Remuneration            15         20         25         30         35
------------------      --------   --------   --------   --------   --------

    $ 150,000           $ 41,625   $ 55,500   $ 69,375   $ 83,250   $ 97,125
      200,000             55,500     74,000     92,500    111,000    129,500
      250,000             69,375     92,500    115,625    138,750    161,875
      300,000             83,250    111,000    138,750    166,500    194,250
      400,000            111,000    148,000    185,000    222,000    259,000
      500,000            138,750    185,000    231,250    277,500    323,750
      600,000            166,500    222,000    277,500    333,000    388,500
      700,000            194,250    259,000    323,750    388,500    453,250
      800,000            222,000    296,000    370,000    444,000    518,000
      900,000            249,750    333,000    416,250    499,500    582,750
    1,000,000		 277,500	370,000    462,500    555,000    647,500

The table shows benefits at the normal retirement age of 65, before applicable reductions for social security benefits. The Employee Retirement Income Security Act of 1974 places limitations, which may vary from time to time, on pensions which may be paid under federal income tax qualified plans, and some of the amounts shown on the foregoing table may exceed the applicable limitation. Such limitations are not currently applicable to the Company's Supplemental Retirement Plan.

Estimated years of continuous service for each of the individuals named in the Summary Compensation Table, as of October 1, 2003 and rounded to the next higher year, are: Mr. Kelly, 9 years; Mr. DeCarlo, 19 years; Mr. Boyle, 17 years; Mr. Maurer, 2 years; and Mr. Bartolacci, 7 years.

                           AUDIT COMMITTEE MATTERS

Report of the Audit Committee

The Audit Committee of Matthews International Corporation is composed of three independent Directors. The Committee operates under a written charter adopted by the Company's Board of Directors (filed herewith under Appendix A).

Management of the Company has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. The Audit Committee is responsible for reviewing the Company's financial reporting process on behalf of the Board of Directors.

In this context, the Audit Committee has met and held discussions with management and the independent auditors. Management represented to the Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Committee has discussed the consolidated financial statements with management and the independent auditors. The Committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards ("SAS") No. 61, "Communication With Audit Committees" and SAS No. 90, "Audit Committee Communications."

The Company's independent auditors also provided to the Committee the written disclosures required by Independence Standards Board Standard No. 1, "Independence Discussions With Audit Committees," and the Committee discussed with the independent auditors that firm's independence.

The Committee discussed with the Company's internal and independent auditors the overall scope and plan for their respective audits. The Committee meets with the internal and independent auditors to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting.

Based on the Committee's discussions referred to above and the Committee's review of the report of the independent auditors on the consolidated financial statements of the Company for the year ended September 30, 2003, the Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended September 30, 2003 for filing with the Securities and Exchange Commission.


	Audit Committee:

	J.P. O'Leary, Jr., Chairman
	R.J. Kavanaugh
	W.J. Stallkamp

December 15, 2003

Relationship with Independent Auditors

PricewaterhouseCoopers LLP ("PwC") has been the independent auditors performing the audits of the consolidated financial statements of the Company
since 1983.   PwC periodically changes the personnel assigned to the annual audit engagements. In addition to performing the audit of the Company's consolidated financial statements, PwC provided various other services during fiscal 2003 and 2002. The aggregate fees (including out-of-pocket expenses) billed for fiscal 2003 and 2002 for each of the following categories of services are set forth below:

									  2003	  2002
Audit fees (includes audits and reviews of the
 Company's fiscal 2003 and 2002 financial statements)	$288,484	$368,910

Audit-related fees (primarily audits of the
 Company's various employee benefit plans)		  62,386	  89,168

Tax fees  	                                        	  48,495	 255,702

All other fees							    - 	    -


The Audit Committee reviews summaries of services provided by PwC and the related fees and has considered whether the provision for non-audit services is compatible with maintaining the independence of PwC.


                 SHAREHOLDER PROPOSALS FOR 2005 ANNUAL MEETING

Shareholders may make proposals for inclusion in the proxy statement and proxy form for the 2005 Annual Meeting of Shareholders. To be considered for inclusion, any such proposal should be written and mailed to the Secretary of the Company at the corporate office for receipt by September 20, 2004.

Section 2.09 of the By-laws of the Company requires that any shareholder intending to present a proposal for action at an Annual Meeting must give written notice of the proposal, containing the information specified in such
Section 2.09, so that it is received by the Company not later than the notice deadline determined under such Section 2.09. This notice deadline will generally be 75 days prior to the anniversary of the Company's Annual Meeting for the previous year, or December 6, 2004 for the Company's Annual Meeting in 2005. Any shareholder proposal received by the Secretary of the Company after December 6, 2004 will be considered untimely under Rule 14a-4(c)(1) promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934.


                                OTHER MATTERS

The cost of soliciting proxies in the accompanying form will be paid by
the Company.   Shareholder votes at the Annual Meeting will be tabulated by the Company's transfer agent, Computershare Investor Services LLC. A copy of the Company's Annual Report for 2003 has previously been mailed to each shareholder of record, or will be mailed with this Proxy Statement.

                                         By Order of The Board of Directors

                                         Steven F. Nicola

                                         Steven F. Nicola
                                         Corporate Secretary

											APPENDIX A
	Matthews International Corporation
	AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

	CHARTER


A.	Background

Matthews' Board of Directors first appointed an Audit Committee in 1980. The Committee has been composed of three independent Directors since 1988.


B.	Purpose

The Audit Committee was appointed by the Board of Directors to provide oversight of (1) the integrity of the Company's financial statements, reports on internal controls and other financial information provided by the Company, (2) the Company's compliance with legal and regulatory requirements, (3) the qualifications and independence of the Company's independent auditors and (4) the performance of the Company's internal audit function (including disclosure controls and procedures for internal controls over financial reporting) and independent auditors. The Committee will serve as a vehicle to provide an open avenue of communication between the Company's Board of Directors and financial management, the internal audit department, and independent auditors.

The Audit Committee will report quarterly to the Company's Board of Directors. In addition, the Committee will prepare a report to be included in the Company's annual proxy statement as prescribed by the Securities and Exchange Commission.


C.	Structure

The Audit Committee members shall consist of a minimum of three independent Directors (as such term is hereafter defined by securities law and rules and regulations of the Securities and Exchange Commission ("SEC") and the NASDAQ National Market System ("NASDAQ")) appointed by the Board of Directors, with one member appointed Chairman of the Committee.

All members must be financially literate and, accordingly, be able to read and understand financial statements. One member of the Committee will be designated by the Board of Directors as the "Financial Expert" as defined by the Sarbanes-Oxley Act of 2002.


D. 	Meetings

The Audit Committee shall meet a minimum of six times per year. One meeting should occur prior to each of the Company's three quarterly earnings releases and its annual fiscal year earnings release. Each meeting which includes discussions of Company financial results should be attended by representatives of the Company's independent auditors and the Company's senior financial management. The meetings will follow a formal agenda and will allow for open discussion among all parties. The following items will also be discussed during at least one of the two other meetings held by the Committee: status of the internal audit program; the Company's Code of Ethics Applicable to Executive Management; the Company's Ethics Statement; EPA/OSHA programs, policies, and issues, if any; Employee Assistance Program; employee Hot Line; the Company's insurance programs and employment practices.

E.	Duties of the Audit Committee Related to Financial and Audit Matters

1.	Review the Company's annual financial statements.  Determine, based on review and discussion of the audited financial statements with management and the independent auditors, whether the Committee should recommend to the Board that the audited financial statements and any internal control report be included in the Company's Annual
Report on Form 10-K.

2.	Discuss with financial management and the independent auditors each
Form 10-Q prior to its filing.

3.	Discuss with management and the independent auditors the intended disclosures under "Management's Discussion and Analysis" in the annual and quarterly reports.

4.	Appoint the Company's independent auditors (considering independence and effectiveness), review the adequacy of the Company's independent auditors and make any change of the independent auditors when circumstances warrant. Approve the fees and other compensation to be paid to the independent auditors.

5.	On an annual basis, review and discuss with the independent auditors all significant relationships the auditors have with the Company to determine the auditors' independence and obtain a written disclosure of all relationships between the auditors and the Company consistent with Independence Standards Board Standard No. 1. The Committee shall also ensure that the independent auditors meet all requirements for audit partner rotation under applicable securities laws and SEC and NASDAQ rules and regulations, and shall monitor any hiring by the Company of persons who were employed by the Company's independent auditors to ensure that such hiring does not adversely affect the auditors' independence. The Committee shall also ensure that the Company's independent auditors are a "registered public accounting firm" registered with the Public Company Accounting
Oversight Board. Discuss composition of the audit team, scope of coverage to be provided by the independent auditors with respect to wholly-owned subsidiaries and/or partially owned companies and the services to be provided by the independent auditors.

6.	Discuss with the independent auditors at least annually the
auditors' internal quality control procedures and any material issues raised by the most recent peer review.

7.	Review earnings releases, as well as financial information and earnings guidance provided to the public prior to such release.

8.	Pre-approve all auditing and permitted non-audit services to be provided by the independent auditors (including determining whether any proposed non-audit services fall within the categories of non-audit services prohibited under the Sarbanes-Oxley Act of 2002) with the exception of de minimus non-audit services (as such term is defined in the Sarbanes-Oxley Act of 2002) which are approved by the Committee prior to completion of the audit. The Committee may delegate pre-approval authority to one or more of its members, under the condition that any decision taken by the delegated members must be presented to the Committee at its regular meetings. The
Committee may also adopt policies and procedures with respect to pre-approval of permitted non-audit services, provided that such policies and procedures conform to the requirements set forth in applicable laws, rules and regulations (including publication of the pre-approval policy).

9.	Periodically consult with independent auditors out of the presence of management about internal controls and the fullness and accuracy of the Company's financial statements. In addition, meet separately with management and with internal auditors to discuss such issues in a confidential manner.

10.	In consultation with the independent auditors and the internal audit department, review the integrity of the Company's financial reporting processes and controls, both internal and external.

11.	Review all internal audit reports and management's response.

12.	Review reports by the independent auditors concerning critical accounting policies and practices used, alternative treatments of financial information and their ramifications that have been discussed with management, and other written communications between the independent auditors and management, and resolve any disputes between the independent auditors and management regarding financial reporting matters.

13.	Review the independent auditors' annual Management Letter to the
Company and any other issues raised by the independent auditor, as well as management's response and actions regarding such comments and issues.

14.	Review the Company's proposed internal audit schedule for the ensuing fiscal year.

15.	Consider and recommend to the Board, if appropriate, major changes to the Company's auditing and accounting principles and practices as suggested by the independent auditors, management, or the internal audit department.


F.	Other Responsibilities of the Committee

1.	Review annually and update, as appropriate, the Committee's written
Charter.

2.	Review the Company's Code of Ethics Applicable to Executive
Management and the Company's Ethics Statement (including without limitation provisions applicable to senior financial officers and the Company's CEO, CFO, principal accounting officer, controller and persons performing similar functions) and ensure that management has established a system to enforce the Code and Ethics Statement and report any changes in, or waivers of, the Code and Ethics Statement, all in accordance with applicable securities laws and SEC and NASDAQ rules and regulations.

3.	Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls and auditing matters.

4.	Establish procedures for confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

5.	Require Company management to report employee Hot Line activity to the Committee.

6.	Discuss with management policies with respect to risk assessment and risk management.

7.	Meet with the Company's OSHA and EPA coordinator from time to time to discuss Company policy and practices with respect to employee health and safety programs and to determine the adequacy of the Company's compliance with governmental environment, safety, and health regulations.

8.	Require management to report annually to the Board of Directors the scope of the Company's property and casualty and executive risk insurance programs.

9.	Require management to report all known instances of employee fraud, theft, embezzlement, etc.

10.	Require management and/or the Company's independent auditors to discuss from time to time the status of the Company's retirement programs, such as the defined benefit and 401(K) Plans.

11.	Review with management and, where appropriate, independent legal counsel, legal compliance matters including corporate securities trading, reporting and disclosure policies.

12.	Review with management and, where appropriate, independent legal counsel, any legal matter that could have a significant impact on the Company's financial statements.

13.	Engage independent counsel or other advisers as deemed advisable by the Committee and determine the fees to be paid to such counsel or advisers.

14.	Review and approve any material "related party transaction" between the Company and any of its Directors, executive officers and other insiders (as defined in applicable securities laws, rules and regulations). Further, any member of the Audit Committee should not accept any consulting, advisory or other compensatory fee from the Company, other than in such member's capacity as a member of the Board of Directors and any Board committee.

15.	Perform any other activities consistent with this Charter, the
Company's By-laws and applicable law, rules and regulations, as the Committee or the Board deems necessary or appropriate.

                                                                  APPENDIX B

PROXY
MATTHEWS INTERNATIONAL CORPORATION


Notice of
ANNUAL MEETING OF SHAREHOLDERS
To be held February 19, 2004

Sheraton Station Square
Pittsburgh, PA

To Our Shareholders:

The Annual Meeting of the Shareholders of Matthews International Corporation will be held at 6:00 PM, Thursday, February 19, 2004 at Sheraton Station Square, Pittsburgh, Pennsylvania, for the purpose of considering and acting upon the proposals set forth above.

Shareholders of record at the close of business on December 31, 2003 will be entitled to vote at the Annual Meeting or any adjournments thereof.

I hereby appoint David M. Kelly and Steven F. Nicola and each of them, with full power of substitution and revocation, proxies to vote all shares of Common Stock of Matthews International Corporation which I am entitled to vote at the Annual Meeting of Shareholders or any adjournment thereof, with the authority to vote as designated on the reverse side.

          PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY
                     USING THE ENCLOSED PREPAID ENVELOPE

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
ANNUAL MEETING PROXY CARD


IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE LISTED PROPOSALS.

1.  Election of Directors
                                    		FOR     WITHHOLD
   01 - Glenn R. Mahone (2 year term)     	[ ]       [ ]
	02 - David J. DeCarlo (3 year term)		[ ]       [ ]
  	03 - Robert J. Kavanaugh (3 year term)	[ ]       [ ]
    	04 - John P. O'Leary, Jr. (3 year term)	[ ]       [ ]



						             FOR  AGAINST  ABSTAIN
2.  To ratify the appointment of                 [ ]        [ ]           [ ]
   PricewaterhouseCoopers LLP as
   independent auditors to audit the
   records of the Company for the
   fiscal year ending September 30, 2004.


3.  To transact such other business as may properly come before the meeting.

I plan to attend the meeting.  [ ]



Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.

Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.


Signature 1 - Please Keep Signature within the box

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Signature 2 - Please Keep Signature within the box

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Date (mm/dd/yyyy)

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